UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of AVEO Pharmaceuticals, Inc. (the “Company”) held on June 1, 2011 (the “2011 Annual Meeting”), the Company’s shareholders approved an amendment to the Company’s 2010 Stock Incentive Plan (the “2010 Plan”), which amendment had previously been adopted by the Company’s Board of Directors subject to shareholder approval, and which amendment increased the number of shares of common stock reserved for issuance under the 2010 Plan by 3,000,000. Pursuant to this amendment, the number of shares of common stock reserved for issuance under the 2010 Plan is the sum of (i) 4,875,000 shares of common stock plus (ii) the number of shares of common stock subject to awards granted under the Company’s 2002 Stock Incentive Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 5,500,000 shares.

The following brief description of the 2010 Plan is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

Types of Awards

The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based and cash-based awards (“Awards”).

During the term of the 2010 Plan, the maximum number of shares with respect to which awards other than incentive stock options and nonqualified stock options may be granted is 750,000, subject to adjustment in the event of stock splits and other similar events.

In addition, certain of the awards described below are subject to minimum vesting requirements, as specified below under “—Vesting Limitations.”

Incentive Stock Options and Nonqualified Stock Options. Participants receive the right to purchase a specified number of shares of the Company’s common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than the fair market value of the Company’s common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to participants holding more than 10% of the voting power of the Company), provided that if the Company’s board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the fair market value on such future date. Options may not be granted for a term in excess of ten years. The 2010 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, delivery of shares of common stock to the Company, (iii) subject to certain conditions, delivery of a promissory note to the Company, (iv) a “net exercise” with respect to nonqualified stock option grants, (v) any other lawful means, or (vi) any combination of these forms of payment.

Director Options. The Company’s non-employee directors receive an automatic grant of nonqualified stock options to purchase 30,000 shares of common stock upon commencement of service on the board of directors and an automatic grant of nonqualified stock options to purchase an additional 12,500 shares of common stock on the date of each annual meeting, provided that in the case of the options granted on the date of the Company’s annual meeting, such director must (i) be serving as a director immediately prior to and after the Company’s annual meeting and (ii) have served on the Company’s board of directors for at least six months. Options automatically granted to non-employee directors will (i) have an exercise price equal to the fair market value on the date of grant, (ii) vest in twelve equal monthly installments commencing on the first day of the month following the date of grant provided the person is still serving on the Company’s board or, in the case of annual option grants, if earlier, will vest in full one business day prior to the Company’s next annual meeting of stockholders, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Company’s board and (iv) contain such other terms and conditions as the Company’s board determines. Notwithstanding the foregoing vesting provisions, (x) no additional vesting will take place after the non-employee director ceases to serve as a director and (y) the Company’s board may provide for accelerated vesting in the case of the death, disability, a change in control event (as defined below), attainment of mandatory retirement age or retirement following at least 10 years of service. The Company’s board of directors has the authority to provide for different vesting provisions and conditions than those set forth in the 2010 Plan, to increase or decrease the number of shares subject to such options and to substitute stock appreciation rights, restricted stock awards or other stock-based awards in lieu of some or all of such options.

Stock Appreciation Rights. A stock appreciation right (“SAR”) is an award entitling the holder, upon exercise, to receive an amount of the Company’s common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of the Company’s common stock over the measurement price of the SAR. The measurement price shall not be less than 100% of the fair market value on the date the SAR is granted; provided that if the Company’s board approves the grant of a SAR effective as of a future date, the measurement price shall be not be less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an option. SARs may not be granted with a term in excess of 10 years.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of the Company’s common stock, subject to the Company’s right to repurchase all or part of such shares in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of the Company’s common stock or cash to be delivered at the time such award vests pursuant to the terms and conditions established by the Company’s board.

Other Stock-Based Awards. Under the 2010 Plan, the Company’s board has the right to grant other awards based upon the Company’s common stock having such terms and conditions as the Company’s board may determine, including the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of the Company’s common stock, and the grant of awards entitling recipients to receive shares of the Company’s common stock to be delivered in the future.

Cash-Based Awards. The Company’s board may also grant awards denominated in cash rather than shares of common stock, including with respect to awards that are subject to performance conditions, as described in further detail below.

Performance Conditions. A committee appointed by the Company’s board may determine, at the time of grant, that a restricted stock award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. These performance-based awards can also provide for cash payments of up to $1,000,000 per fiscal year per person. The performance criteria for each such award will be based on one or more of the following measures:

•

the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•

achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the board from time to time;

•

specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment;

•	improvement of financial ratings;

•	achievement of balance sheet or income statement objectives;

•	total stockholder return; and/or

•	other comparable measures of financial and operational performance.

Such performance goals may vary by participant and may be different for different awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee, and will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the Company’s board may determine.

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Vesting Limitations

No option that vests solely based on the passage of time that is granted to an employee in connection with his or her commencement of employment shall vest earlier than the first anniversary of its date of grant or the date of commencement of employment, whichever is earlier. Notwithstanding the foregoing, the Company’s board, either at the time the option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of the death or disability of the participant; the termination of the participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of AVEO Pharmaceuticals.

Restricted stock awards, other stock-based awards and cash-based awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of such awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of such awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of such awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted stock awards, other stock-based awards and cash-based awards that do not vest solely based on the passage of time (excluding performance awards, as defined in the 2010 Plan) shall not vest prior to the first anniversary of the date of grant (or, in the case of such awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to restricted stock awards, other stock-based awards and cash-based awards granted, in the aggregate, for up to 10% of the maximum number of shares available for award under the 2010 Plan. Notwithstanding the foregoing, the Company’s board may, either at the time a restricted stock award, other stock-based award and cash-based award is made or at any time thereafter, waive its right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to such award, in whole or in part, in the event of the death or disability of the participant; the termination of the participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of AVEO Pharmaceuticals.

Subject to the terms of the 2010 Plan, no more than 50% of the aggregate number of shares underlying specified performance awards (as defined in the 2010 Plan) that are made during any calendar year of the 2010 Plan shall vest prior to the first anniversary of the date of grant.

Transferability of Awards

Except as the Company’s board may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

The Company’s employees, officers, directors, consultants and advisors are eligible to receive awards under the Company’s 2010 Plan; however, incentive stock options may only be granted to the Company’s employees.

The maximum number of shares of the Company’s common stock with respect to which awards may be granted to any participant under the 2010 Plan may not exceed 250,000 shares per fiscal year. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award.

Administration

The 2010 Plan is administered by the Company’s board. The Company’s board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan and to interpret the provisions of the 2010 Plan and any award agreements entered into under the 2010 Plan. Pursuant to the terms of the 2010 Plan, the Company’s board may delegate authority under the 2010 Plan to one or more committees or subcommittees of the board. The Company’s board has authorized the Company’s compensation committee to administer certain aspects of the 2010 Plan, including the granting of options to executive officers, and has authorized a committee of the board, consisting of Mr. Ha-Ngoc, to grant options to non-executive employees, subject to limitations set by the compensation committee.

Subject to any applicable limitations contained in the 2010 Plan, the Company’s compensation committee selects the recipients of awards and determines:

•	the number of shares of the Company’s common stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options (which may not be less than 100% of the fair market value of the Company’s common stock);

•	the duration of the options (which may not exceed 10 years);

•	the duration and terms of any cash-based awards; and

•

the number of shares of the Company’s common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

The board is required to make equitable adjustments to the 2010 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs and other similar changes in capitalization, or any dividend or distribution to holders of the Company’s common stock, other than an ordinary cash dividend.

The 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Company’s common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of the Company’s common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) the Company’s liquidation or dissolution.

In connection with a Reorganization Event or the Company’s execution of any agreement with respect to a Reorganization Event, the Company’s board shall provide that all outstanding options be assumed, or that equivalent options shall be substituted, by the Company’s acquirer or successor. Notwithstanding the foregoing, if the acquiring or succeeding corporation in a Reorganization Event does not agree to assume or substitute for outstanding options, or in the event of the Company’s liquidation or dissolution, the Company’s board of directors will provide that all unexercised options will become exercisable in full prior to the Reorganization Event and the options, if unexercised, will terminate on the date the Reorganization Event takes place. If under the terms of the Reorganization Event holders of the Company’s common stock receive cash for their shares, the Company’s board may instead provide for a cash-out of the value of any outstanding options less the applicable exercise price and any applicable tax withholdings.

The 2010 Plan also contains provisions addressing the consequences of any Change in Control Event, which is defined as (a) the acquisition of 50% or more of the beneficial ownership of the Company’s capital stock or 50% or more of the combined voting power of outstanding securities entitled to vote generally in the election of the Company’s directors, subject to certain limitations, (b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of the Company’s assets, subject to certain limitations, (c) such time as certain members of the Company’s directors cease to constitute a majority of the Company’s board or (d) the Company’s liquidation or dissolution.

In connection with a Change In Control Event, regardless of whether it is also a Reorganization Event, if, on or prior to the first anniversary of a Change In Control Event, an option holder’s employment with the Company or the Company’s succeeding corporation is terminated by the Company or the succeeding corporation without cause, all options held by such employee will become immediately exercisable in full, unless otherwise provided in an agreement the Company has with such employee.

Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the Company’s repurchase and other rights with respect to shares of common stock subject to outstanding restricted stock awards will inure to the benefit of the Company’s successor and will apply to the cash, securities or other property into which the Company’s common stock is then converted in the same manner and to the same extent as they applied to the Company’s common stock subject to such restricted stock awards.

In connection with a Change In Control Event, regardless of whether it is also a Reorganization Event, if, on or prior to the first anniversary of a Change In Control Event, a stockholder’s employment with the Company or the Company’s succeeding corporation is terminated by the Company or the succeeding corporation without cause, all shares of restricted stock and restricted stock units outstanding under any award held by such employee will become immediately free of all restrictions and conditions, unless otherwise provided in an agreement the Company has with such employee.

The Company’s board may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Company’s board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms, as the Company’s board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2010 Plan. Substitute awards will not count against the 2010 Plan’s overall share limit or any sublimit in the 2010 Plan, except as may be required by the Code.

Restrictions on Repricing

Unless the Company’s stockholders approve such action (or it is appropriate under a change in capitalization, a Reorganization Event, or a Change in Control Event (as defined above)), the 2010 Plan provides that the Company may not:

•

amend any outstanding stock option or SAR granted under the 2010 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the 2010 Plan) and grant in substitution therefor new awards under the 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for cash any outstanding stock options or SARs that then have exercise or measurement prices per share above the then-current fair market value of the Company’s common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

The Company’s board may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be granted under the 2010 Plan after February 11, 2020, but awards previously granted may extend beyond that date. The Company’s board of directors may amend, suspend or terminate the 2010 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

The Company’s board may also amend, modify or terminate any outstanding award, subject to limitations set forth in the plan. Such actions will require the approval of a participant, unless the Company’s board determines that the action does not materially and adversely affect such participant’s rights under the 2010 Plan or the change is permitted under the 2010 Plan. No award will be made that is conditioned upon stockholder approval of any amendment to the 2010 Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2012 annual meeting of shareholders.

	For	Withheld	Broker Non-Votes
Dr. Anthony Evnin	24,894,904	39,793	4,788,747
Mr. Kenneth Bate	24,901,206	33,491	4,788,747
Dr. Ronald DePinho	24,921,060	13,637	4,788,747
Dr. Nicholas Galakatos	24,921,662	13,035	4,788,747
Mr. Tuan Ha-Ngoc	24,921,662	13,035	4,788,747
Dr. Raju Kucherlapati	24,901,566	33,131	4,788,747
Mr. Henri Termeer	24,895,092	39,605	4,788,747
Mr. Kenneth Weg	24,921,512	13,185	4,788,747
Dr. Robert Young	24,901,206	33,491	4,788,747

2. Amendment No. 2 to the Company’s 2010 Stock Incentive Plan, reserving up to an additional 3,000,000 shares of common stock for issuance under the 2010 Stock Incentive Plan, was approved.

For:	24,528,072
Against:	389,749

Abstain:	16,876
Broker Non-Votes:	4,788,747

3. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	24,869,606
Against:	50,182
Abstain:	14,909
Broker Non-Votes:	4,788,747

4. The shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

Every 1 Year:	13,961,177
Every 2 Years:	529,901
Every 3 Years:	10,439,176
Abstain:	4,443
Broker Non-Votes:	4,788,747

5. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 was ratified.

For:	29,682,020
Against:	39,179
Abstain:	2,245

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1  2010 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: June 7, 2011	By:	/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	2010 Stock Incentive Plan, as amended